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                                                                    EXHIBIT 23.3

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 File No. 333-62287 of our report dated February 19, 1997, included in Current Report on Form 8-K File No. 001-12372. It should be noted that we have not audited any financial statements of Fiberite Holdings, Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                          /s/ ARTHUR ANDERSEN LLP

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Phoenix, Arizona

September 4, 1998